EXHIBIT 10.3


To:      The Board of eBanker USA.com, Inc.

From: Michael Ruxin, Director, Chairman and CEO; Gordon Segal, Director; and Gerald Willman, Director, Global Med Technologies, Inc.

Global Med Technologies, Inc. (Global) Hereby Requests the Proposed Terms for a Loan Extension from eBanker USA.com, Inc. (eBanker)

April 14, 2000
Loan             :  eBanker agrees to commit to extend the $750,000  convertible loan at 12% interest per annum with  interest and  principal due  January 1, 2001.  eBanker  will have the right to elect
                    conversion  on  the  due  date  prior  to  repayment   being
                    accepted.

                    Global will provide eBanker with 30-days advance notice should it choose to repay of the Loan early. In that time eBanker will have the right to elect for conversion or repayment.

Commitment  Fee  : 22,222  free  common  shares of Global  (5% fee,  based on a market price of $1.6875).

Underlying       :  The Global agrees to provide all eBanker-owned  common stock
Registration        and derivatives on common stock with piggyback  registration rights.

                    Global commits to completing this registration prior to 180 days follow the date of this agreement.

                    Global commits to maintain registration of all Global eBanker-owned common stock and derivatives on common stock.

Confirmation  of :  Except for the terms above, the terms of the underlying loan
Terms of            agreement,  including  but not  limited to the  default  and
Underlying          remedy provisions,  shall remain unaffected,  unchanged, and
Agreement           unimpaired by reason of this amendment


For and on Behalf of:
Global Med Technologies, Inc.


/s/ Michael Ruxin                           /s/ Gordon Segal
-----------------------                     ----------------------
Michael Ruxin, Director                     Gordon Segal, Director
Date:  April 21, 2000                       Date:  April 21, 2000

/s/ Gerald Willman
------------------------
Gerald Willman, Director
Date:  April 21, 2000

Agreed and accepted by:
eBanker USA.com, Inc.

/s/ Robert Trapp
----------------------
Robert Trapp, Director
Date:  April 25, 2000